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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-32215, 333-73173 and 333-101164) and Form S-8
(No. 333-93269, 333-09821, 333-22059, 333-22037, 333-22313, 333-35790,
33-65269, 33-44314, 2-86275, 2-86274) of Xerox Corporation of our report dated January 28, 2003, except for Notes 9 and 15 which are as of April 30, 2003 and March 27, 2003, relating to the financial statements, which appears in the Current Report on Form 8-K of Xerox Corporation dated April 30, 2003. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Stamford, CT
May 1, 2003